UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 18, 2005

THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	- Entry into a Material Definitive Agreement.

                Supplemental Executive Retirement Plan Change.

                The Company’s Current Report on Form 8-K dated May 25, 2005 described the modifications to the supplemental executive retirement plan for Arnold B. Zetcher, Chairman, President and Chief Executive Officer. Attached as Exhibit 10.1 to this Current Report is a copy of The Talbots, Inc. Umbrella Supplemental Retirement Plan effective as of May 25, 2005, the material terms of which are described in the above referenced Current Report.

Amendment to Employment Agreement

On August 18, 2005 the Company entered into Amendment No. 2 dated as of May 25, 2005,  to the Employment Agreement by and between The Talbots, Inc., and Arnold B. Zetcher dated October 22, 1993 and as amended May 11, 1994.  This amendment incorporates as part of the Employment Agreement the modification to the supplemental executive retirement plan described in the Company’s Current Report on Form 8-K dated May 25, 2005 and attached as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits
c.	Exhibits.

10.1	The Talbots, Inc. Umbrella Supplemental Retirement Plan effective as of May 25, 2005 between The Talbots, Inc. and Arnold B. Zetcher.
10.2	Amendment No. 2, dated as of May 25, 2005, to the Employment Agreement dated October 22, 1993 and as amended May 11, 1994, by and between The Talbots, Inc., and Arnold B. Zetcher.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2005	THE TALBOTS, INC. By: /s/ Richard T. O'Connell, Jr. ——————————————
Name: Richard T. O'Connell, Jr.
Title: Senior Vice President, Legal and Real Estate and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	The Talbots, Inc. Umbrella Supplemental Retirement Plan effective as of May 25, 2005 between The Talbots, Inc. and Arnold B. Zetcher.
10.2	Amendment No. 2, dated as of May 25, 2005, to the Employment Agreement dated October 22, 1993 and as amended May 11, 1994, by and between The Talbots, Inc., and Arnold B. Zetcher.